As filed with the Securities and Exchange Commission on February 8, 2001

SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|	Check the appropriate box:
Filed by a Party other than the Registrant |_|	|X|	Preliminary Proxy Statement
	|_|	Definitive Proxy Statement
	|_|	Definitive Additional Materials
	|_|	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES (Name of Registrant as Specified In Its Charter)

SAME AS ABOVE (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|X|	No fee required.

|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies: _____________________________

(2)	Aggregate number of securities to which transaction applies: _____________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined.) ____________________ _____________________________________

(4)	Proposed maximum aggregate value of transaction: _____________________

|_|

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:_______________________

(2)	Form, Schedule or Registration Statement No.: _____________________

(3)	Filing Party: __________________________________

(4)	Date Filed: ___________________________________

MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES One Financial Center Boston, Massachusetts 02111

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2001

To the Shareholders of:

MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Meeting”) of Merrill Lynch Funds For Institutions Series (the “Trust”) will be held at the offices of Merrill Lynch Investment Managers, L.P., One Financial Center, 23rd Floor, Boston, Massachusetts 02111 on Friday, April 27, 2001, at 10:00 a.m., Eastern time, for the following purposes:

1)	To consider and act upon a proposal to amend the Trust's charter to permit the Board of Trustees to reorganize the Trust into a master/feeder structure; and

2)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Trustees of the Trust has fixed the close of business on February 12, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

The Trust is organized as a Massachusetts business trust. As described in more detail below, shareholders of the Trust may have statutory appraisal rights for their shares if Item 1 is approved by the Trust’s shareholders at the Meeting and the Trust reorganizes into a master/feeder structure. In order for a shareholder of the Trust to exercise his or her statutory appraisal rights, the shareholder must: (1) file with the Trust before the taking of the vote on Item 1 at the Meeting a written objection to the proposed master/feeder reorganization stating that he or she intends to demand payment for his or her shares if the master/feeder reorganization takes place, (2) not vote in favor of Item 1 at the Meeting and (3) demand payment for his or her shares and an appraisal of the value thereof in writing from the Trust within twenty days after the date of mailing to the shareholder of notice from the Trust that the master/feeder reorganization has become effective.

Any trust effecting a reorganization and any such shareholders shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98 inclusive, of chapter 156B of the General Laws of Massachusetts. In the event that any shareholder elects to exercise his or her statutory appraisal rights, it is the present intention of the Trust to petition a court of competent jurisdiction to determine whether such right of appraisal has been superseded by the provisions of Rule 22c-l under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which generally requires mutual funds to redeem their shares at prices based upon the then current net asset value of such shares.

A complete list of the shareholders of the Trust entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Trust for any purpose germane to the Meeting during ordinary business hours from and after April 13, 2001, at the office of the Trust, One Financial Center, Boston, Massachusetts 02111. You are cordially invited to attend the Meeting.

Shareholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for this purpose. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these prompt and efficient voting options. The enclosed proxy is being solicited on behalf of the Board of Trustees of the Trust.

By Order of the Board of Trustees

Phillip S. Gillespie Secretary

Boston, Massachusetts Dated: February __, 2001

SUBJECT TO COMPLETION

PRELIMINARY PROXY STATEMENT DATED FEBRUARY 8, 2001

PROXY STATEMENT

MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

One Financial Center Boston, Massachusetts 02111

SPECIAL MEETING OF SHAREHOLDERS

APRIL 27, 2001

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INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees (the “Board”) of Merrill Lynch Funds For Institutions Series (the “Trust”), to be voted at the Special Meeting of Shareholders of the Trust (the “Meeting”), to be held at the offices of Merrill Lynch Investment Managers, L.P., One Financial Center, Boston, MA 02111, on Friday, April 27, 2001 at 10:00 a.m. (Eastern time). The approximate mailing date of this Proxy Statement is February ___, 2001.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. The Meeting of shareholders is being called to consider and act upon one proposal. The proposal is to approve a charter amendment to permit the Board to convert the Trust to a master/feeder structure. Shareholders of each series of the Trust will vote together as a single class on the proposal.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted:

1) “FOR” the approval of a charter amendment permitting the Board to convert the Trust to a master/feeder structure.

Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Trust at the Trust’s address indicated above or by voting in person at the Meeting.

The Board has fixed the close of business on February 12, 2001 (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders on the Record Date will be entitled to one vote for each share held and fractional votes for fractional shares held, with no shares having cumulative voting rights. As of the Record Date, each series of the Trust (each, a “Fund”) had outstanding the number of shares of beneficial interest set forth below:

Name of Fund	Number of Shares Outstanding as of February 12, 2001
Merrill Lynch Institutional Fund	[9,676,636,836.53
Merrill Lynch Government Fund	2,905,763,016.87
Merrill Lynch Institutional Tax-Exempt Fund	3,125,572,784.88
Merrill Lynch Premier Institutional Fund	19,559,358,978.74
Merrill Lynch Treasury Fund	952,474,671.24]
Total Shares Outstanding	[36,491,892,668.96]

To the knowledge of the Trust, as of the Record Date, no entities owned beneficially more than five percent of the outstanding shares of any Fund at such date other than: [Chemical Bank, SLAM Account, Attn: Don Snyder, 4 New York Plaza, 18th Floor, New York, NY 10004 owning 555,000,000.00 shares of beneficial interest of Merrill Lynch Institutional Fund, representing 5.74% of the Fund, The Musicland Group, Inc., 10400 Yellow Circle Drive, Minnetonta, MN 55343 owning 25,202,032.58 shares of beneficial interest of Merrill Lynch Rated Institutional Fund, representing 9.26% of the Fund, Toyota Motor Sales USA, Attn: Soo Young Der, 19001 S. Western Avenue, Torrance, CA 90501 owning 20,000,000.00 shares of beneficial interest of Merrill Lynch Rated Institutional Fund, representing 7.35% of the Fund, National Guardian Life Insurance, Attn: Investment Department, P.O.

Box 1191, Madison, WI 53701 owning 19,888,011.70 shares of beneficial interest of Merrill Lynch Rated Institutional Fund, representing 7.31% of the Fund, Callaway Golf Company, Attn: Ken Wolf, 2285 Rutherford Road, Carlsbad, CA 92008 owning 73,968,668.98 shares of beneficial interest of Merrill Lynch Treasury Fund, representing 7.77% of the Fund, Fuel Cell Energy Inc., 3 Great Pasture Road, Danbury, CT 06810 owning 52,181,793.58 shares of beneficial interest of Merrill Lynch Treasury Fund, representing 5.48% of the Fund, and Merrill Lynch Trust Company FBO The Kroger Co Savings Plan, Attn: Trust Administrator, P.O. Box 30532, New Brunswick, NJ 08989 owning 150,999,941.45 shares of beneficial interest of Merrill Lynch Government Fund, representing 5.20% of the Fund].

The Board knows of no business other than that mentioned in Item 1 of the Notice of Meeting that will be presented for consideration at the Meeting. If any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

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ITEM 1:	APPROVAL OR DISAPPROVAL OF CHARTER AMENDMENT TO PERMIT REORGANIZATION OF THE TRUST INTO A MASTER/FEEDER STRUCTURE

The Board proposes to amend the Trust’s charter to add a provision that would give the Board the express power to transfer in the ordinary course of business and upon the affirmative vote of a majority of the entire Board, all or substantially all of the assets of each series of the Trust (each such series will be referred to herein as a “Fund”) to a corresponding series of another entity known in the investment company industry as a master fund in a “master/feeder” structure. By voting in favor of this provision, shareholders are authorizing the Board to reorganize each Fund into a “master/feeder” structure if the Board believes the structure is in the best interests of the Fund and its shareholders. A copy of the proposed charter amendment is attached to this Proxy Statement as Exhibit A.

The charters governing funds that are Massachusetts business trusts generally require shareholder approval before a fund transfers its assets to a master fund in order to convert to a master/feeder arrangement. Accordingly, the Trust is seeking shareholder approval of a charter amendment that would permit such a transfer of assets to a master fund without shareholder approval in exchange for shares or other beneficial interests and would clarify the manner in which the Trust will operate in a master/feeder structure.

In a master/feeder structure, a fund (the “Feeder Fund”) sells its shares to public investors under the terms of its prospectus. Instead of investing the money it obtains from such sales directly in securities and other investments, it invests all of those assets in another fund (the “Master Fund”) with substantially the same investment objectives and policies in return for shares in that Master Fund. The Master Fund then invests the assets in a portfolio of securities and other investments. Because the shareholders of the Feeder Fund own an indirect interest in the Master Fund, their investment has the same performance as the Master Fund’s portfolio. Since any number of Feeder Funds can invest their assets in a single Master Fund, a master/feeder structure permits greater pooling of assets than does a stand alone fund. This ability to pool assets may, in turn, allow the Master Fund to achieve increased economies of scale and efficiencies in portfolio management. The master/feeder structure may also permit greater investor access to a single Master Fund portfolio, since any number of separate Feeder Funds with separate identities, management, fee structures and/or distribution channels can all invest in the same Master Fund. An existing fund could convert to a Feeder Fund by (i) selling all of its investments and then purchasing shares of a Master Fund, an approach that involves brokerage and other transaction costs and the realization of taxable gain or loss, or (ii) by contributing its assets to the Master Fund in return for an interest therein and avoiding transaction costs and, if proper procedures are followed, avoiding the realization of taxable gain or loss. Approval of this Item 1 by the shareholders of the Funds would permit the Board to convert each Fund to a Feeder Fund by using either alternative discussed in the preceding sentence. It is expected that each Fund that converts to a Feeder Fund will do so by transferring its assets to a corresponding series (each, a “Master Series”) of the Master Fund in exchange for shares in the Master Series.

Fund Asset Management, L.P. (“FAM”), the Trust’s investment adviser, believes that, generally, the larger the pool of assets, the more efficiently and cost-effectively it can be managed. Because a Master Fund pools the assets of multiple Feeder Funds, it provides an effective means of creating larger asset pools. Whether the Board exercises its discretionary authority to convert a Fund to a master/feeder structure would depend upon the existence of appropriate opportunities to pool the Fund’s assets with those of other Feeder Funds. As discussed above, the primary motivation for considering a master/feeder structure would be to seek to achieve possible economies of scale and efficiencies in portfolio management, while preserving separate identities, management and distribution channels at the Feeder

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Fund level. The Board’s decision to convert a Fund into a Feeder Fund would be based upon the Board’s determination that it would be in the best interests of both the Fund and its shareholders.

In the case of Merrill Lynch Tax-Exempt Fund, the conversion of this Fund and its operation in a master/feeder structure pursuant to the charter amendment will be viewed as a “reorganization” for the purpose of the Fund’s investment restriction that permits an investment in other investment companies in a reorganization transaction.

Because investment advisory services are provided at the Master Fund level, a Fund will no longer have an investment adviser if it converts to a Feeder Fund. The Master Fund will pay FAM an investment advisory fee based upon the net assets of each Master Series. A Feeder Fund may have its own administrator in a master/feeder structure. If a Fund converts to a master/feeder fund structure, whenever a Master Series holds a vote of its Feeder Funds, the Fund will either pass the vote through to its own shareholders or vote the shares of the Master Series held by it in the same proportion as the votes of all other Feeder Funds. If some of the Feeder Funds are larger than a Fund, these other Feeder Funds would have more voting power than that Fund over the operations of the Master Series.

Vote Required and Board's Recommendation

Approval of Item 1 requires the affirmative vote of the holders of two-thirds of the shares of the Trust entitled to vote at the Meeting. If Item 1 is not approved, the Trustees will take such action as they deem necessary or appropriate in the best interests of the Trust’s shareholders, subject to legal requirements.

The Board recommends that shareholders of each Fund vote FOR the proposal to approve the charter amendment to permit the reorganization of the Trust into a master/feeder structure.

ADDITIONAL INFORMATION

Solicitation, Revocation and Use of Proxies

A shareholder executing and returning a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Secretary of the Trust. Although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his proxy and vote in person.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Meeting in accordance with the directions on the proxies; if no direction is indicated on a properly executed proxy, such shares will be voted “FOR” the proposal.

It is not anticipated that any matters other than the approval of the charter amendment will be brought before the Meeting. If, however, any other business properly is brought before the Meeting, proxies will be voted in accordance with the judgment of the persons designated on such proxies.

Additional Voting Information

In addition to the use of the mails, proxies may be solicited by telephone, telegraph, facsimile or personal interview. Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholders’ identity. In all cases where a telephonic authorization is solicited, the shareholder will be asked to provide his or

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her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the shareholder has received this Proxy Statement and proxy card in the mail. Within 72 hours of receiving a shareholder’s telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder’s instructions and to provide a telephone number to call immediately if the shareholder’s instructions are not correctly reflected in the confirmation. Shareholders requiring further information will respect to telephonic or electronically transmitted voting instructions or the proxy generally should call toll free 1-800-225-1576.

Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Trust a written notice of revocation or a subsequently executed proxy or by attending the Meeting and voting in person.

A quorum for purposes of the Meeting consists of one-third of the Trust’s total outstanding shares entitled to vote at the Meeting, present in person or by proxy. If, by the time scheduled for the Meeting, a quorum of shareholders is not present or if a quorum is present but sufficient votes in favor of the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies from shareholders. Any such adjournment will require the affirmative vote of a majority of the shares of the Trust present in person or by proxy and entitled to vote at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment if they determine that adjournment and additional solicitation are reasonable and in the interests of the shareholders of the Trust.

The expenses of preparation, printing and mailing by the Trust of the proxy materials in connection with the matter to be considered at the meeting will be borne by FAM. FAM will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Trust. FAM also may hire proxy solicitors at its expense.

In order to obtain the necessary vote at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Trust.

Broker-dealer firms, including Merrill Lynch & Co. Inc., holding Trust shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Item 1 before the Meeting. The Trust understands that, under the rules of the New York Stock Exchange, such broker-dealer firms may not, without instructions from their customers and clients, grant authority to the proxies designated to vote on Item 1. The Trust will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists. Proxies which are returned but which are marked “abstain” or on which a broker-dealer has declined to vote on any proposal (“broker non-votes”) will be counted as present for the purposes of a quorum. ML & Co. has advised the Trust that it intends to exercise discretion over shares held in its name for which no instructions have been received by voting such shares in the same proportion as it has voted shares for which it has received instructions. However, abstentions and broker non-votes will be included in the determination of the number of shares present at the Meeting and will have the same effect as a vote against Item 1.

The Declaration of Trust establishing the Trust, dated May 7, 1987, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “Merrill Lynch Funds For Institutions Series” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of any Fund may be held to any personal liability,

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nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Fund but the Trust Property only shall be liable.

Address Of Investment Adviser And Distributor

The principal office of FAM is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08543. The principal office of FAM Distributors, Inc., the distributor of the Trust, is 800 Scudders Mill Road, Plainsboro, New Jersey 08543.

Annual Report Delivery

The Trust will furnish, without charge, a copy of its annual report for the fiscal year ended April 30, 2000 and semi-annual report for the six months ended October 31, 2000 to any shareholder upon request. Such requests should be directed in writing to State Street Bank and Trust Company, P.O. Box 8118, Boston, Massachusetts 02266-8118 or by telephone to 1-800-225-5150 or 1-800-972-5555.

Meetings Of Shareholders

The Declaration does not require that the Trust hold an annual meeting of shareholders. The Trust will be required, however, to call special meetings of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements or of a change in the fundamental policies, objectives or restrictions of the Trust. The Trust also would be required to hold a special shareholders’ meeting to elect new Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders. The Declaration provides for the calling of shareholders’ meetings at the request of 10% of the outstanding shares or by a majority of the Trustees.

By Order of the Board

Phillip S. Gillespie Secretary

Boston, Massachusetts Dated: February ___, 2001

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Exhibit A

MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

Certification of Amendment To Declaration of Trust

The undersigned, constituting at least a majority of the Trustees of Merrill Lynch Funds For Institutions Series (the “Trust”), a business trust organized under the laws of Massachusetts, pursuant to the Declaration of Trust of the Trust dated the 7th day of May, 1987, as amended (the “Declaration”), do hereby certify that the Trustees of the Trust have duly adopted the following amendment, as approved by the holders of at least two-thirds of the outstanding shares of the Trust, to the Declaration:

VOTED:	That Section 3.2 of Article III of the Declaration be, and it hereby is amended so that, as amended, it shall read as follows:

3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies, to:

(a) conduct, operate and carry on the business of an investment company;

(b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, futures contracts, options on futures contracts and other investments, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one of more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended.

(c) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

A-1

(d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and any exemptive orders granted under the 1940 Act.

IN WITNESS WHEREOF, the undersigned have executed this Amendment this ___ day of ______, 2001.

Robert W. Crook	Terry K. Glenn

A. Bruce Brackenridge	Todd Goodwin

Charles C. Cabot, Jr.	George W. Holbrook, Jr.

James T. Flynn	W. Carl Kester

The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “Merrill Lynch Funds For Institutions Series” refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.

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MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES P.O. Box 9011 Princeton, New Jersey 08543-9061

PROXY

This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints William M. Breen, Phillip S. Gillespie and Allan J. Oster as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of beneficial interest of Merrill Lynch Funds For Institutions Series (the “Trust”) held of record by the undersigned on February 12, 2001 at the special meeting of shareholders of the Trust to be held on April 27, 2001 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

Please mark boxes |X| or | | in blue or black ink.

1.	To consider and act upon a proposal to amend the Trust's charter to permit the Board of Trustees to convert the Trust to a master/feeder structure.

FOR |_|	AGAINST |_|	ABSTAIN |_|

2.	In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, Director or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________________, 2001

X____________________________________
                                      Signature

X____________________________________
                        Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.